                                                                  EXHIBIT NO. 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 22, 1999 and August 23, 1999 included in or incorporated by reference in Registration Statements on Form S-8 File Numbers 333-59105, 333-42565, 333-01923, 333-01921, 33-53989, 33-51554,
33-51556, 33-34437, 33-33612, 33-38348, 33-01558, 2-63498, 2-91928 and 2-86957.
It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1999 or performed any audit procedures subsequent to the dates of our report.

ARTHUR ANDERSEN LLP

Detroit, Michigan,
September 1, 1999.